AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2005

                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________

                           ASIA PAYMENT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEVADA                           98-0204780
        (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)

                                 800 5TH AVENUE
                                   SUITE 4100
                                SEATTLE, WA 98104
                      (ADDRESS PRINCIPAL EXECUTIVE OFFICES)

                ASIA PAYMENT SYSTEMS, INC. 2005 STOCK AWARD PLAN
                           (FULL TITLES OF THE PLANS)

                                CHARLIE RODRIGUEZ
                               CORPORATE SECRETARY
                                 800 5TH AVENUE
                                   SUITE 4100
                                SEATTLE, WA 98104
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (206) 447-1379
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                   PROPOSED          PROPOSED
                                                   MAXIMUM           MAXIMUM
TITLE OF EACH CLASS OF          AMOUNT TO BE       OFFERING PRICE    AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED (1)     PER SHARE (2)     OFFERING PRICE   REGISTRATION FEE
------------------------------  -----------------  ----------------  ---------------  -----------------
Asia Payment Systems, Inc.
2005 Stock Award Plan
Common Stock, $0.001 par value   5,000,000 shares      $1.66           $8,300,000        $976.91
=======================================================================================================

(1)  Represents shares issuable under the Asia Payment Systems, Inc. 2005
     Stock Award Plan. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share is based on the average of the high and low sale price of $1.66 per share of the Registrant's common stock on June 13, 2005.

                                     PART II

               INFORMATION  REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

     (b) The Registrant's Quarterly Reports Form 10-QSB for the period ended March 31, 2005;

     (c) The Registrant's Report on Form 8-K filed with the Commission on February 19, 2004;

     (d) The Registrant's Prospectus on Form 8-K filed with the Commission on January 3, 2005;

     (e) The Registrant's Report on Form 8-K filed with the Commission on January 10, 2005;

     (f) The Registrant's Report on Form 8-K filed with the Commission on January 12, 2005;

     (g) The Registrant's Report on Form 8-K filed with the Commission on January 18, 2005;

     (h) The Registrant's Report on Form 8-K filed with the Commission on January 21, 2005;

     (i) The Registrant's Report on Form 8-K filed with the Commission on January 28, 2005;

     (j) The Registrant's Report on Form 8-K filed with the Commission on February 11, 2005;

     (k) The Registrant's Report on Form 8-K filed with the Commission on February 28, 2005;

     (l) The Registrant's Report on Form 8-K filed with the Commission on March 4, 2005;

     (m) The Registrant's Report on Form 8-K filed with the Commission on March 17, 2005;

     (n) The Registrant's Report on Form 8-K filed with the Commission on March 23, 2005;

     (o) The Registrant's Report on Form 8-K filed with the Commission on March 30, 2005;

     (p) The Registrant's Report on Form 8-K filed with the Commission on April 1, 2005;

     (q) The Registrant's Report on Form 8-K filed with the Commission on April 15, 2005;

     (r) The Registrant's Report on Form 8-K filed with the Commission on April 18, 2005;

     (s) The Registrant's Report on Form 8-K filed with the Commission on May 16, 2005;

     (t) The Registrant's Report on Form 8-K filed with the Commission on May 26, 2005;

     (u) The description of the Registrant's common stock contained in the Registration Statement on Form 10-SB as filed with the Commission on November 9, 2000 and any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Company's Articles of Incorporation provides that no officer or director of the Company shall be personally liable for obligations of the Company or for any duties or obligations arising out of any acts or conduct of such an officer or director performed for or on behalf of the Company except for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) payment of dividends in violation of the Nevada Revised Statutes.

     Section 78.300. Article X of the Company's Articles of Incorporation also provides that the Company shall indemnify each officer and director from and against any and all claims, judgments and liabilities by reason of any action taken or omitted to have been taken by him or her as a director or officer, and also provides that the Company shall reimburse each officer and director for all legal and other expenses reasonably incurred in connection with such a claim or liability; provided, however, that such officers and directors shall not be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of such a person's own negligence or willful misconduct.

     The Company anticipates that it will enter into indemnification agreements with each of its officers and directors pursuant to which the Company will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such officer and director in connection with any criminal or civil action brought or threatened against such officer or director by reason of such officer or director being or having been an officer or director of the Company. In order to be entitled to indemnification by the Company, such officer or director must have acted in good faith and in a manner such person believed to be in the best interests of the Company and, with respect to criminal actions, such officer or director must have had no reasonable cause to believe his or her conduct was unlawful.

     DISCLOSURE OF POSITION OF COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

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
ITEM 8.     EXHIBITS
   EXHIBIT
   NUMBER                                        EXHIBIT
--------------  -------------------------------------------------------------------------
   5.1          Opinion of Greenberg Traurig LLP
   23.1         Consent of Independent Accountants
   23.2         Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)
   24.1         Power of Attorney (contained on page II-2 of this registration statement)

   EXHIBIT
    NUMBER                                       EXHIBIT
--------------  -------------------------------------------------------------------------
   99.1         Asia Payment Systems, Inc., 2005 Stock Award Plan

___________

ITEM 9.     UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are bring made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 17th day of June, 2005.

                                          ASIA PAYMENT SYSTEMS, INC.

                                  By:     /s/ Matthew Ryan Mecke
                                          ----------------------
                                          Matthew Ryan Mecke
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     The undersigned directors and officers of Asia Systems, Inc. hereby constitute and appoint Matthew Ryan Mecke and Charlie Rodriguez and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                         TITLE                         DATE
     ---------                         -----                         ----
/s/ Matthew Ryan Mecke   President, Chief Executive Officer
-----------------------  and Director
Matthew Ryan Mecke                                               June 17, 2005

/s/ Edith Kam Ying Ho    Chief Financial Officer (Principal
-----------------------  Financial and Accounting Officer)
Edith Kam Ying Ho                                                June 17, 2005

/s/ Charlie Rodriguez    Corporate Secretary and Director
-----------------------
Charlie Rodriguez                                                June 17, 2005

/s/ John G. Fraser       Chairman of the Board of Directors
-----------------------
John G. Fraser                                                   June 17, 2005

/s/ Robert Clarke        Director
-----------------------
Robert Clarke                                                    June 17, 2005

/s/ Benny Shing Bun Lee  Director
-----------------------
Benny Shing Bun Lee                                              June 17, 2005